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                                   EXHIBIT 11
                       KAMAN CORPORATION AND SUBSIDIARIES
                     EARNINGS (LOSS) PER SHARE COMPUTATION

The computations and information required to be furnished in this Exhibit appear in the Computation of Earnings (Loss) per Share section of the Corporation's Annual Report to Shareholders, which is filed herein as Exhibit 13 to this report, and such section is incorporated herein by reference.












































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